Exhibit 99.1

Berkshire Hills Reports Third Quarter Net Income of $20 Million,

or $0.45 Earnings per Share

Operating Income of $22 Million, or $0.50 per Share

●	Average loan growth of 2% linked quarter; average deposit growth of 1%

●	Operating expense flat linked quarter

●	Net loan charge-offs decreased $0.3 million linked quarter

●	TCE ratio of 7.7% and CET1 ratio of 12.1%; stock repurchases were $4 million

BOSTON, October 20, 2023 - Berkshire Hills Bancorp, Inc. (NYSE: BHLB) today reported results for the third quarter of 2023. These results along with comparison periods are summarized below:

	Three Months Ended
($ in millions, except per share data)	Sep. 30, 2023	Jun. 30, 2023	Sep. 30, 2022
Net income	$19.5	$23.9	$18.7
Per share	0.45	0.55	0.42
Operating earnings[1]	21.5	23.9	27.9
Per share	0.50	0.55	0.62

Net interest income, non FTE	$90.3	$92.8	$92.1
Net interest income, FTE	92.3	94.7	93.8
Net interest margin, FTE	3.18%	3.24%	3.48%
Non-interest income	17.5	17.1	16.3
Operating non-interest income[1]	17.5	17.1	16.7

Non-interest expense	$76.5	$74.0	$81.7
Operating non-interest expense[1]	73.9	74.0	70.2
Efficiency ratio[1]	65.1%	63.6%	62.0%

Average balances
Loans	$8,952	$8,791	$7,888
Deposits	9,630	9,568	9,669

Period-end balances
Loans	8,984	8,882	7,943
Deposits	9,981	10,068	9,988

1. See non-GAAP financial measures and reconciliation to GAAP measures beginning on page 12.

Berkshire CEO Nitin Mhatre stated, “We continue to make steady progress in a challenging interest rate environment. We posted modest balance sheet growth in the quarter and recorded higher year-to-date net income and operating earnings compared to last year. Economic activity continues to expand in our markets albeit at a slower pace, and our teams are generating attractive new business and improving the Bank’s market position. We maintained strong asset quality, liquidity and capital levels, and continued expense optimization initiatives. During the quarter, we continued to recruit experienced talent following the industry disruption, and we also welcomed Mary Anne Callahan to our Board of Directors. Mary Anne brings a deep industry knowledge and has close familiarity with our markets.”

CFO David Rosato added, “Third quarter operating earnings were $21.5 million, decreasing $2.4 million linked quarter. Net interest margin of 3.18 percent decreased 6 basis points linked quarter, which improved from the 34 basis point decrease posted in the prior quarter. Net interest income decreased $2.4 million, as funding cost increases outpaced loan yield expansion and average earning assets decreased 2%. Operating non-interest income advanced 2 percent quarter-over-quarter while operating non-interest expense was flat. GAAP non-interest expense included $2.6 million in non-operating restructuring charges primarily for branch consolidations. I’m pleased that several of the cost saving initiatives we’ve instituted to-date are starting to have an impact and will continue to provide benefits in 2024 and beyond.”

	As of and For the Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Sep. 30, 2022
Asset Quality
Net loan charge-offs to average loans	0.24%	0.26%	0.30%
Non-performing loans to total loans	0.30%	0.32%	0.48%

Returns
Return on average assets	0.66%	0.79%	0.67%
Return on tangible common equity, including unrealized losses on AFS securities [1]	8.45%	10.09%	7.88%
Return on tangible common equity, excluding unrealized losses on AFS securities [1]	6.76%	8.26%	6.76%

Capital Ratios[2]
Tangible common equity/tangible assets[1]	7.7%	7.9%	8.1%
Tier 1 leverage	9.8%	9.6%	10.1%
Common equity Tier 1	12.1%	12.1%	12.7%
Tier 1 risk-based	12.4%	12.3%	13.0%
Total risk-based	14.4%	14.4%	15.1%

1. See non-GAAP measures and reconciliation to GAAP beginning on beginning on page 12. All performance ratios are annualized and are based on average balance sheet amounts, where applicable. 2. Presented as estimated for September 30, 2023 and actual for the remaining periods.

Headquartered in Boston, Berkshire Hills Bancorp is the parent of Berkshire Bank. Providing a wide range of financial solutions through its consumer banking, commercial banking and wealth management divisions, the Bank has approximately $12.1 billion in total assets and a community-based footprint of 96 financial centers in Massachusetts, New York, Vermont, Connecticut and Rhode Island. Access more information about Berkshire Hills Bancorp at ir.berkshirebank.com.

3Q 2023 Financial Highlights

Income Statement

●	GAAP earnings totaled $19.5 million, or $0.45 per share.

o	Operating earnings totaled $21.5 million, or $0.50 per share.

●	Net interest income totaled $90.3 million in 3Q23 compared to $92.8 million in 2Q23.

o	One additional calendar day in 3Q23 (1% increase in net interest income).

●	Net interest margin decreased 6 basis points from 2Q23 to 3.18% reflecting:

o	Higher cost of funds (increase of 21 basis points).

●	Includes higher deposit costs (increase of 30 basis points).

o	Higher yields on the loan portfolio (increase of 11 basis points).

●	Provision for credit losses on loans totaled $8.0 million.

o	Allowance for credit losses on loans increased $2.6 million.

o	Net loan charge-offs totaled $5.4 million.

o	Net annualized loan charge-off ratio of 0.24%.

●	Non-interest income totaled $17.5 million in 3Q23 compared to $17.1 million in 2Q23.

o	Deposit related fee revenue increased $221 thousand.

o	Loan related non-interest revenue decreased $310 thousand.

o	Gain on SBA loan sales decreased $362 thousand.

o	Wealth management revenue decreased $102 thousand. At September 30, 2023, wealth assets under management were $1.4 billion.

o	Other non-interest income increased $1.4 million due primarily to lower tax credit amortization charges (offset by lower income tax benefit).

●	Non-interest expense in 3Q23 totaled $76.5 million on a GAAP basis and $73.9 million on an operating basis. Both GAAP and operating non-interest expense in 2Q23 totaled $74.0 million.

o	Non-operating expense totaled $2.6 million in 3Q23, and was primarily related to the consolidation of four Massachusetts branches.

o	Compensation and benefits expense increased $195 thousand.

o	Occupancy and equipment expense decreased $154 thousand.

o	Technology and communications expense increased $151 thousand.

o	Professional services expense decreased $103 thousand.

o	The efficiency ratio was 65.1% for 3Q23 compared to 63.6% for 2Q23.

●	The effective income tax rate was 16.1% for 3Q23 and 15.7% for the first nine months of 2023 compared to 18.7% for the full year of 2022.

Loans

●	Commercial real estate loans totaled $4.5 billion at September 30, 2023, a $138 million increase from June 30, 2023.

o	Average commercial real estate loans totaled $4.4 billion in 3Q23, a $102 million increase from 2Q23.

●	Commercial and industrial loans totaled $1.4 billion at September 30, 2023, an $81 million decrease from June 30, 2023.

o	Average commercial and industrial loans totaled $1.4 billion in 3Q23, a $60 million decrease from 2Q23.

●	Residential mortgage loans totaled $2.6 billion at September 30, 2023, a $55 million increase from June 30, 2023.

o	Average residential mortgage loans totaled $2.6 billion in 3Q23, a $129 million increase from 2Q23.

●	Consumer loans totaled $507 million at September 30, 2023, an $11 million decrease from June 30, 2023.

o	Average consumer loans totaled $513 million in 3Q23, an $11 million decrease from 2Q23.

●	Non-performing loans to total loans was 0.30% at September 30, 2023 compared to 0.32% at June 30, 2023.

●	The allowance for credit losses to total loans was 1.14% at September 30, 2023, compared to 1.13% at June 30, 2023

Deposits

●	Non-interest bearing deposits totaled $2.5 billion at September 30, 2023, a $64 million decrease from June 30, 2023.

o	Average non-interest bearing deposits totaled $2.6 billion in 3Q23, a $41 million decrease from 2Q23.

●	Time deposits totaled $2.4 billion at September 30, 2023, $10 million increase from June 30, 2023.

o	Average time deposits totaled $2.4 billion in 3Q23, a $154 million increase from 2Q23.

3Q 2023 ESG & Corporate Responsibility Highlights

Berkshire is a performance and purpose-driven, values-guided, community-centered bank. Berkshire’s corporate responsibility and sustainability activities are integral to its mission.

●	Berkshire launched a new Down Payment Assistance Program to increase homeownership amongst low-to-moderate income and first-time homebuyers.
●	Berkshire’s annual Xtraordinary Day of Service featured 47 volunteer events in which more than 1,000 employees contributed 4,000 hours of service to lift-up local communities.
●	Berkshire maintained its top quartile ESG rating performance and was named a Top Charitable Contributor by the Boston Business Journal for the 11th consecutive year.

Conference Call and Investor Presentation. Berkshire will conduct a conference call/webcast at 9:00 a.m. eastern time on Friday, October 20, 2023 to discuss results for the quarter and provide guidance about expected future results. Instructions for listening to the call may be found at the Company’s website at ir.berkshirebank.com. Additional materials relating to the call may also be accessed at this website. The call will be archived at the website and will be available for an extended period of time.

Forward Looking Statements: This document contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “remain,” “target” and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

INVESTOR CONTACT	MEDIA CONTACT
Kevin Conn	Gary Levante
Investor Relations	Corporate Communications
617.641.9206	413.447.1737
kaconn@berkshirebank.com	glevante@berkshirebank.com

###

SELECTED FINANCIAL HIGHLIGHTS (1)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2023	2023	2023	2022	2022
NOMINAL AND PER SHARE DATA
Net earnings per common share, diluted	$0.45	$0.55	$0.63	$0.69	$0.42
Operating earnings per common share, diluted (2)(3)	0.50	0.55	0.63	0.64	0.62
Net income, (thousands)	19,545	23,861	27,637	30,505	18,717
Operating net income, (thousands) (2)(3)	21,516	23,878	27,608	28,254	27,928
Net interest income, (thousands) non FTE	90,334	92,759	97,533	102,092	92,084
Net interest income, FTE (5)	92,314	94,721	99,441	103,937	93,799
Total common shares outstanding, end of period (thousands)	43,822	44,033	44,411	44,361	45,040
Average diluted shares, (thousands)	43,347	43,532	44,036	44,484	45,034
Total book value per common share, end of period	21.70	22.11	22.42	21.51	20.93
Tangible book value per common share, end of period (2)(3)	21.23	21.60	21.89	20.95	20.36
Dividends per common share	0.18	0.18	0.18	0.18	0.12
Dividend payout ratio	40.56%	33.47%	28.98%	26.59%	29.35

PERFORMANCE RATIOS (4)
Return on equity, including unrealized losses on AFS securities	7.91%	9.51%	11.31%	12.63%	7.31
Return on equity, excluding unrealized losses on AFS securities	6.35	7.82	9.11	10.06	6.30
Operating return on equity, including unrealized losses on AFS securities (2)(3)	8.71	9.51	11.30	11.70	10.92
Operating return on equity, excluding unrealized losses on AFS securities (2)(3)	6.99	7.82	9.10	9.32	9.40
Return on tangible common equity, including unrealized losses on AFS securities (2)(3)	8.45	10.09	11.96	13.36	7.88
Return on tangible common equity, excluding unrealized losses on AFS securities (2)(3)	6.76	8.26	9.59	10.59	6.76
Operating return on tangible common equity, including unrealized losses on AFS securities (2)(3)	9.27	10.09	11.96	12.40	11.57
Operating return on tangible common equity, excluding unrealized losses on AFS securities (2)(3)	7.41	8.27	9.59	9.83	9.92
Return on assets	0.66	0.79	0.96	1.10	0.67
Operating return on assets (2)(3)	0.73	0.79	0.95	1.02	1.00
Net interest margin, FTE (5)	3.18	3.24	3.58	3.84	3.48
Efficiency ratio (3)	65.05	63.57	59.51	58.25	62.01

FINANCIAL DATA (in millions, end of period)
Total assets	$12,140	$12,090	$12,320	$11,663	$11,317
Total earning assets	11,400	11,370	11,615	10,913	10,604
Total loans	8,984	8,882	8,682	8,335	7,943
Total deposits	9,981	10,068	10,068	10,327	9,988
Loans/deposits (%)	90%	88%	86%	81%	80
Total accumulated other comprehensive (loss) net of tax, end of period	$(218)	$(186)	$(159)	$(181)	$(188)
Total shareholders' equity	951	973	995	954	943

ASSET QUALITY
Allowance for credit losses, (millions)	$103	$100	$98	$96	$96
Net charge-offs, (millions)	(5)	(6)	(7)	(12)	(6)
Net charge-offs (QTD annualized)/average loans	0.24%	0.26%	0.32%	0.58%	0.30
Provision expense, (millions)	$8	$8	$9	$12	$3
Non-performing assets, (millions)	29	31	29	33	40
Non-performing loans/total loans	0.30%	0.32%	0.31%	0.37%	0.48
Allowance for credit losses/non-performing loans	386	353	363	309	254
Allowance for credit losses/total loans	1.14	1.13	1.13	1.15	1.21

CAPITAL RATIOS
Risk weighted assets, (millions)(6)	$9,581	$9,523	$9,454	$9,151	$8,823
Common equity Tier 1 capital to risk weighted assets (6)	12.1%	12.1%	12.1%	12.4%	12.7
Tier 1 capital leverage ratio (6)	9.8	9.6	9.9	10.2	10.1
Tangible common shareholders' equity/tangible assets (3)	7.7	7.9	7.9	8.0	8.1

(1) All financial tables presented are unaudited.

(2) Reconciliations of non-GAAP financial measures, including all references to operating and tangible amounts, appear on pages 13 and 14.

(3) Non-GAAP financial measure. Operating measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions and restructuring activities. See pages 13 and 14 for reconciliations of non-GAAP financial measures.

(4) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

(5) Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

(6) Presented as projected for September 30, 2023 and actual for the remaining periods.

CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	December 31,	September 30,
(in thousands)	2023	2023	2022	2022
Assets
Cash and due from banks	$120,634	$120,285	$145,342	$128,509
Short-term investments	542,836	520,315	540,013	566,404
Total cash and cash equivalents	663,470	640,600	685,355	694,913

Trading securities, at fair value	6,171	6,405	6,708	6,812
Equity securities, at fair value	12,325	12,868	12,856	12,790
Securities available for sale, at fair value	1,260,391	1,340,331	1,423,200	1,470,949
Securities held to maturity, at amortized cost	552,981	563,765	583,453	592,503
Federal Home Loan Bank stock	38,912	34,714	7,219	7,264
Total securities	1,870,780	1,958,083	2,033,436	2,090,318
Less: Allowance for credit losses on investment securities	(69)	(71)	(91)	(95)
Net securities	1,870,711	1,958,012	2,033,345	2,090,223

Loans held for sale	2,342	8,708	4,311	4,124

Commercial real estate loans	4,453,573	4,315,202	4,095,079	3,902,422
Commercial and industrial loans	1,384,038	1,464,922	1,473,316	1,435,070
Residential mortgages	2,640,210	2,584,959	2,216,410	2,032,899
Consumer loans	506,556	517,319	550,504	573,090
Total loans	8,984,377	8,882,402	8,335,309	7,943,481
Less: Allowance for credit losses on loans	(102,792)	(100,219)	(96,270)	(96,013)
Net loans	8,881,585	8,782,183	8,239,039	7,847,468

Premises and equipment, net	70,042	76,903	85,217	86,809
Other intangible assets	20,869	22,074	24,483	25,761
Other assets	619,777	593,621	587,854	563,946
Assets held for sale	11,157	8,220	3,260	3,830
Total assets	$12,139,953	$12,090,321	$11,662,864	$11,317,074

Liabilities and shareholders' equity
Non-interest bearing deposits	$2,530,441	$2,594,528	$2,852,127	$2,896,659
NOW and other deposits	843,032	944,775	1,054,596	1,045,970
Money market deposits	3,075,307	3,005,081	3,723,570	3,388,932
Savings deposits	1,086,329	1,088,405	1,063,269	1,111,304
Time deposits	2,445,435	2,435,618	1,633,707	1,545,256
Total deposits	9,980,544	10,068,407	10,327,269	9,988,121

Federal Home Loan Bank advances	804,295	674,345	4,445	4,494
Subordinated borrowings	121,300	121,238	121,064	121,001
Total borrowings	925,595	795,583	125,509	125,495

Other liabilities	282,805	252,950	256,024	260,896
Total liabilities	11,188,944	11,116,940	10,708,802	10,374,512

Common shareholders' equity	951,009	973,381	954,062	942,562
Total shareholders' equity	951,009	973,381	954,062	942,562
Total liabilities and shareholders' equity	$12,139,953	$12,090,321	$11,662,864	$11,317,074

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Interest income	$148,021	$103,671	$425,762	$265,873
Interest expense	57,687	11,587	145,136	23,368
Net interest income, non FTE	90,334	92,084	280,626	242,505
Non-interest income
Deposit related fees	8,792	8,377	25,674	23,733
Loan fees and other	2,879	1,292	8,537	7,344
Gain on SBA loan sales	2,548	2,551	7,952	9,515
Wealth management fees	2,481	2,353	7,803	7,753
Other	1,232	2,154	1,454	7,132
Total non-interest income excluding (losses)/gains	17,932	16,727	51,420	55,477
Fair value adjustments on securities	(467)	(476)	(255)	(2,194)
Total non-interest income	17,465	16,251	51,165	53,283
Total net revenue	107,799	108,335	331,791	295,788

Provision expense/(benefit) for credit losses	8,000	3,000	24,999	(1,000)
Non-interest expense
Compensation and benefits	40,155	39,422	119,186	114,773
Occupancy and equipment	8,816	8,702	27,165	28,207
Technology and communications	10,616	8,719	30,552	25,857
Professional services	2,423	3,285	8,226	8,890
Other expenses	11,896	10,076	34,795	29,449
Merger, restructuring and other non-operating expenses	2,607	11,473	2,592	11,526
Total non-interest expense	76,513	81,677	222,516	218,702
Total non-interest expense excluding merger, restructuring and other	73,906	70,204	219,924	207,176

Income before income taxes	$23,286	$23,658	$84,276	$78,086
Income tax expense	3,741	4,941	13,233	16,058
Net income	$19,545	$18,717	$71,043	$62,028

Basic earnings per common share	$0.45	$0.42	$1.64	$1.35
Diluted earnings per common share	$0.45	$0.42	$1.63	$1.34

Weighted average shares outstanding:
Basic	43,164	44,700	43,435	46,056
Diluted	43,347	45,034	43,640	46,396

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands, except per share data)	2023	2023	2023	2022	2022
Interest income	$148,021	$145,425	$132,316	$121,384	$103,671
Interest expense	57,687	52,666	34,783	19,292	11,587
Net interest income, non FTE	90,334	92,759	97,533	102,092	92,084
Non-interest income
Deposit related fees	8,792	8,571	8,311	8,293	8,377
Loan fees and other	2,879	3,189	2,469	2,123	1,292
Gain on SBA loan sales	2,548	2,910	2,494	2,979	2,551
Wealth management fees	2,481	2,583	2,739	2,255	2,353
Other	1,232	(137)	359	(159)	2,154
Total non-interest income excluding (losses)/gains	17,932	17,116	16,372	15,491	16,727
Fair value adjustments on securities	(467)	(22)	234	163	(476)
Total non-interest income	17,465	17,094	16,606	15,654	16,251
Total net revenue	107,799	109,853	114,139	117,746	108,335

Provision expense for credit losses	8,000	8,000	8,999	12,000	3,000
Non-interest expense
Compensation and benefits	40,155	39,960	39,071	37,968	39,422
Occupancy and equipment	8,816	8,970	9,379	9,431	8,702
Technology and communications	10,616	10,465	9,471	9,729	8,719
Professional services	2,423	2,526	3,277	3,153	3,285
Other expenses	11,896	12,106	10,793	12,350	10,076
Merger, restructuring and other non-operating expenses	2,607	21	(36)	(2,617)	11,473
Total non-interest expense	76,513	74,048	71,955	70,014	81,677
Total non-interest expense excluding merger, restructuring and other	73,906	74,027	71,991	72,631	70,204

Income before income taxes	$23,286	$27,805	$33,185	$35,732	$23,658
Income tax expense	3,741	3,944	5,548	5,227	4,941
Net income	$19,545	$23,861	$27,637	$30,505	$18,717

Diluted earnings per common share	$0.45	$0.55	$0.63	$0.69	$0.42

Weighted average shares outstanding:
Basic	43,164	43,443	43,693	44,105	44,700
Diluted	43,347	43,532	44,036	44,484	45,034

AVERAGE BALANCES AND AVERAGE YIELDS AND COSTS

	Quarters Ended
	September 30, 2023			June 30, 2023			September 30, 2022
(in millions)	Average Balance	Interest (1)	Average Yield/Rate	Average Balance	Interest (1)	Average Yield/Rate	Average Balance	Interest (1)	Average Yield/Rate
Assets
Commercial real estate	$4,385	$71	6.32%	$4,283	$67	6.16%	$3,926	$46	4.53%
Commercial and industrial loans	1,436	27	7.48	1,496	27	7.27	1,449	19	5.21
Residential mortgages	2,618	26	3.97	2,488	24	3.87	1,926	17	3.53
Consumer loans	513	9	7.33	524	9	7.28	587	9	6.24
Total loans	8,952	133	5.88	8,791	127	5.77	7,888	91	4.54
Securities (2)	2,171	13	2.40	2,236	13	2.27	2,400	13	2.13
Short-term investments and loans HFS	267	3	4.76	560	7	4.94	342	2	1.96
Total earning assets	11,390	149	5.19	11,587	147	5.05	10,630	106	3.91
Goodwill and other intangible assets	21			22			26
Other assets	449			448			494
Total assets	$11,860			$12,057			$11,150

Liabilities and shareholders' equity
Non-interest-bearing demand deposits	$2,553	$0	-%	$2,594	$0	-%	$2,913	$0	-%
NOW and other	858	2	1.15	1,055	4	1.35	1,362	2	0.48
Money market	2,697	18	2.69	2,555	14	2.13	2,737	3	0.46
Savings	1,082	2	0.77	1,077	-	0.50	1,129	0	0.03
Time	2,440	22	3.43	2,287	18	3.07	1,528	3	0.85
Total deposits	9,630	44	1.81	9,568	36	1.51	9,669	8	0.48
Borrowings (3)	1,010	14	5.32	1,288	17	5.14	251	4	5.46
Total funding liabilities	10,640	58	2.15	10,856	53	1.94	9,920	12	0.66

Other liabilities	232			197			206
Total liabilities	10,872			11,053			10,126

Common shareholders' equity (4)	988			1,004			1,024
Total shareholders' equity	988			1,004			1,024
Total liabilities and shareholders' equity	$11,860			$12,057			$11,150
Net interest margin, FTE			3.18			3.24			3.48

Supplementary data
Net Interest Income, non FTE	90.334			92.759			92.084
FTE income adjustment	1.980			1.962			1.715
Net Interest Income, FTE	92.314			94.721			93.799

(1)  Interest income and expense presented on a fully taxable equivalent basis.

(2) Average balances for securities available-for-sale are based on amortized cost.

(3) Average balances for borrowings includes the financing lease obligation which is presented under other liabilities on the consolidated balance sheet.

(4) As of September 30, 2023 unrealized gains and losses, net of tax, are included in average equity. Prior period balances and financial metrics have been updated to reflect the current presentation.

ASSET QUALITY ANALYSIS

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)	2023	2023	2023	2022	2022
NON-PERFORMING ASSETS
Commercial real estate	$5,288	$1,509	$2,546	$2,434	$2,976
Commercial and industrial loans	11,028	15,597	12,155	17,023	21,008
Residential mortgages	8,060	8,722	9,442	8,612	10,407
Consumer loans	2,260	2,560	2,848	3,045	3,463
Total non-performing loans	26,636	28,388	26,991	31,114	37,854
Repossessed assets	2,548	2,549	2,462	2,209	2,175
Total non-performing assets	$29,184	$30,937	$29,453	$33,323	$40,029

Total non-performing loans/total loans	0.30%	0.32%	0.31%	0.37%	0.48%
Total non-performing assets/total assets	0.24%	0.26%	0.24%	0.29%	0.35%

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$100,219	$97,991	$96,270	$96,013	$99,021
Adoption of ASU No. 2022-02	-	-	(401)	-	-
Balance after adoption of ASU No. 2022-02	100,219	97,991	95,869	96,013	99,021
Charged-off loans	(6,744)	(7,686)	(7,936)	(12,995)	(7,424)
Recoveries on charged-off loans	1,317	1,914	1,059	1,252	1,416
Net loans charged-off	(5,427)	(5,772)	(6,877)	(11,743)	(6,008)
Provision (benefit)/expense for loan credit losses	8,000	8,000	8,999	12,000	3,000
Balance at end of period	$102,792	$100,219	$97,991	$96,270	$96,013

Allowance for credit losses/total loans	1.14%	1.13%	1.13%	1.15%	1.21%
Allowance for credit losses/non-performing loans	386%	353%	363%	309%	254%

NET LOAN CHARGE-OFFS
Commercial real estate	$97	$664	$122	$187	$(854)
Commercial and industrial loans	(3,345)	(4,146)	(5,695)	(10,914)	(4,931)
Residential mortgages	23	(143)	305	192	122
Home equity	208	126	16	(128)	1
Auto and other consumer	(2,410)	(2,273)	(1,625)	(1,080)	(346)
Total, net	$(5,427)	$(5,772)	$(6,877)	$(11,743)	$(6,008)

Net charge-offs (QTD annualized)/average loans	0.24%	0.26%	0.32%	0.58%	0.30%
Net charge-offs (YTD annualized)/average loans	0.28%	0.29%	0.32%	0.27%	0.16%

DELINQUENT AND NON-PERFORMING LOANS	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans
30-89 Days delinquent	$18,700	0.21%	$15,147	0.17%	$14,210	0.16%	$12,162	0.15%	$14,662	0.18%
90+ Days delinquent and still accruing	5,744	0.06%	7,812	0.09%	6,937	0.08%	7,038	0.08%	6,285	0.08%
Total accruing delinquent loans	24,444	0.27%	22,959	0.26%	21,147	0.24%	19,200	0.23%	20,947	0.26%
Non-performing loans	26,636	0.30%	28,399	0.32%	26,991	0.31%	31,114	0.37%	37,854	0.48%
Total delinquent and non-performing loans	$51,080	0.57%	$51,358	0.58%	$48,138	0.55%	$50,314	0.60%	$58,801	0.74%

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information.

The Company utilizes the non-GAAP measure of operating earnings in evaluating operating trends, including components for operating revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations. These items primarily include restructuring costs. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch consolidations.

The Company also calculates operating earnings per share based on its measure of operating earnings and diluted common shares. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to merger and acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company’s performance. Expense adjustments in 2023 and 2022 were primarily related to branch consolidations. For 2022, fair value adjustments on securities were primarily due to unrealized equity securities losses due to changes in market conditions. Starting March 31, 2023 fair value adjustments on securities are included in operating income.

Management believes that the computation of non-GAAP operating earnings and operating earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA

		Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)		2023	2023	2023	2022	2022
Total non-interest income		$17,465	$17,094	$16,606	$15,654	$16,251
Adj: Fair value adjustments on securities (1)		-	-	-	(163)	476
Total operating non-interest income (2)		$17,465	$17,094	$16,606	$15,491	$16,727

Total revenue	(A)	$107,799	$109,853	$114,139	$117,746	$108,335
Adj: Fair value adjustments on securities (1)		-	-	-	(163)	476
Total operating revenue (2)	(B)	$107,799	$109,853	$114,139	$117,583	$108,811

Total non-interest expense	(C)	$76,513	$74,048	$71,955	$70,014	$81,677
Adj: Merger, restructuring and other non-operating expenses		(2,607)	(21)	36	2,617	(11,473)
Operating non-interest expense (2)	(D)	$73,906	$74,027	$71,991	$72,631	$70,204

Pre-tax, pre-provision net revenue (PPNR)	(A-C)	$31,286	$35,805	$42,184	$47,732	$26,658
Operating pre-tax, pre-provision net revenue (PPNR) (2)	(B-D)	33,893	35,826	42,148	44,952	38,607

Net income		$19,545	$23,861	$27,637	$30,505	$18,717
Adj: Fair value adjustments on securities (1)		-	-	-	(163)	476
Adj: Restructuring expense and other non-operating expenses		2,607	21	(36)	(2,617)	11,473
Adj: Income taxes (expense)/benefit		(636)	(4)	7	529	(2,738)
Total operating income (2)	(E)	$21,516	$23,878	$27,608	$28,254	$27,928

(in millions, except per share data)
Total average assets	(F)	$11,860	$12,057	$11,569	$11,074	$11,150
Total average shareholders' equity, including unrealized losses on AFS securities	(G)	988	1,004	978	966	1,023
Total average shareholders' equity, excluding unrealized losses on AFS securities	(H)	1,231	1,221	1,214	1,213	1,189
Total average tangible shareholders' equity, including unrealized losses on AFS securities (2)	(I)	967	981	954	941	998
Total average tangible shareholders' equity, excluding unrealized losses on AFS securities (2)	(J)	1,210	1,198	1,190	1,188	1,164
Total accumulated other comprehensive (loss) net of tax, end of period		(218)	(186)	(159)	(181)	(188)
Total tangible shareholders' equity, end of period (2)	(K)	930	951	972	930	917
Total tangible assets, end of period (2)	(L)	12,119	12,068	12,297	11,638	11,291

Total common shares outstanding, end of period (thousands)	(M)	43,822	44,033	44,411	44,361	45,040
Average diluted shares outstanding (thousands)	(N)	43,347	43,532	44,036	44,484	45,034

Earnings per common share, diluted (2)		$0.45	$0.55	$0.63	$0.69	$0.42
Operating earnings per common share, diluted (2)	(E/N)	0.50	0.55	0.63	0.64	0.62
Tangible book value per common share, end of period (2)	(K/M)	21.23	21.60	21.89	20.95	20.36
Total tangible shareholders' equity/total tangible assets (2)	(K/L)	7.68	7.88	7.91	7.99	8.12

Performance ratios (3)
Return on equity, including unrealized losses on AFS securities		7.91%	9.51%	11.31%	12.63%	7.31%
Return on equity, excluding unrealized losses on AFS securities		6.35	7.82	9.11	10.06	6.30
Operating return on equity, including unrealized losses on AFS securities (2)	(E/G)	8.71	9.51	11.30	11.70	10.92
Operating return on equity, excluding unrealized losses on AFS securities	(E/H)	6.99	7.82	9.10	9.32	9.40
Return on tangible common equity, including unrealized losses on AFS securities (2)(4)		8.45	10.09	11.96	13.36	7.88
Return on tangible common equity, excluding unrealized losses on AFS securities (2)(4)		6.76	8.26	9.59	10.59	6.76
Operating return on tangible common equity, including unrealized losses on AFS securities (2)(4)	(E+Q)/(I)	9.27	10.09	11.96	12.40	11.57
Operating return on tangible common equity, excluding unrealized losses on AFS securities (2)(4)	(E+Q)/(J)	7.41	8.27	9.59	9.83	9.92
Return on assets		0.66	0.79	0.96	1.10	0.67
Operating return on assets (2)	(E/F)	0.73	0.79	0.95	1.02	1.00
Efficiency ratio (2)	(D-Q)/(B+O+R)	65.05	63.57	59.51	58.25	62.01

Supplementary data (in thousands)
Tax benefit on tax-credit investments (5)	(O)	$1,979	$2,735	$2,897	$3,068	$620
Non-interest income tax-credit investments amortization (6)	(P)	(1,463)	(2,210)	(2,285)	(2,355)	(445)
Net income on tax-credit investments	(O+P)	516	525	612	713	175

Intangible amortization	(Q)	$1,205	$1,205	$1,205	$1,277	$1,285
Fully taxable equivalent income adjustment	(R)	1,980	1,962	1,908	1,845	1,715

(1) Starting March 31, 2023, fair value adjustments on securities are included in operating income.

(2) Non-GAAP financial measure.

(3) Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.

(4) Amortization of intangible assets is adjusted assuming a 27% marginal tax rate.

(5) The tax benefit is the direct reduction to the income tax provision due to tax credit investments.

(6) The non-interest income amortization is the reduction to the tax-advantaged investments and are incurred as the tax credits are generated.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED

		At or for the Nine Months Ended
		Sept. 30,	Sept. 30,
(in thousands)		2023	2022
Total non-interest income		$51,165	$53,283
Adj: Fair value adjustments on securities (1)		-	2,194
Total operating non-interest income (2)		$51,165	$55,477

Total revenue	(A)	$331,791	$295,788
Adj: Fair value adjustments on securities (1)		-	2,194
Total operating revenue (2)	(B)	$331,791	$297,982

Total non-interest expense	(C)	$222,516	$218,702
Less: Merger, restructuring and other non-operating expenses		(2,592)	(11,526)
Operating non-interest expense (2)	(D)	$219,924	$207,176

Pre-tax, pre-provision net revenue (PPNR)	(A-C)	$109,275	$77,086
Operating pre-tax, pre-provision net revenue (PPNR) (2)	(B-D)	111,867	90,806

Net income		$71,043	$62,028
Adj: Fair value adjustments on securities (1)		-	2,194
Adj: Restructuring expense and other non-operating expenses		2,592	11,526
Adj: Income taxes (expense)/benefit		(633)	(3,469)
Total operating income (2)	(E)	$73,002	$72,279

(in millions, except per share data)
Total average assets	(F)	$11,830	$11,264
Total average shareholders' equity, including unrealized losses on AFS securities	(G)	990	1,096
Total average shareholders' equity, excluding unrealized losses on AFS securities	(H)	1,222	1,187
Total average tangible shareholders' equity, including unrealized losses on AFS securities (2)	(I)	967	1,068
Total average tangible shareholders' equity, excluding unrealized losses on AFS securities (2)	(J)	1,199	1,159
Total accumulated other comprehensive (loss) net of tax, end of period		(218)	(188)
Total tangible shareholders' equity, end of period (2)	(K)	930	917
Total tangible assets, end of period (2)	(L)	12,119	11,291

Total common shares outstanding, end of period (thousands)	(M)	43,822	45,040
Average diluted shares outstanding (thousands)	(N)	43,640	46,396

Earnings/(loss) per common share, diluted (2)		$1.63	$1.34
Operating earnings per common share, diluted (2)	(E/N)	1.67	1.56
Tangible book value per common share, end of period (2)	(K/M)	21.22	20.36
Total tangible shareholders' equity/total tangible assets (2)	(K/L)	7.67	8.12

Performance ratios (3)
Return on equity, including unrealized losses on AFS securities		9.57%	7.55%
Return on equity, excluding unrealized losses on AFS securities		7.75	6.97
Operating return on equity, including unrealized losses on AFS securities (2)	(E/G)	9.83	8.80
Operating return on equity, excluding unrealized losses on AFS securities (2)	(E/H)	7.97	8.12
Return on tangible common equity, including unrealized losses on AFS securities (2)(4)		10.16	8.10
Return on tangible common equity, excluding unrealized losses on AFS securities (2)(4)		8.19	7.46
Operating return on tangible common equity, including unrealized losses on AFS securities (2)(4)	(E+Q)/(I)	10.43	9.37
Operating return on tangible common equity, excluding unrealized losses on AFS securities (2)(4)	(E+Q)/(J)	8.41	8.64
Return on assets		0.80	0.73
Operating return on assets (2)	(E/F)	0.82	0.86
Efficiency ratio (2)	(D-Q)/(B+O+R)	62.65	66.75
Net interest margin, FTE		3.33	3.05

Supplementary data (in thousands)
Tax benefit on tax-credit investments (5)	(O)	$7,611	$1,811
Non-interest income charge on tax-credit investments (6)	(P)	(5,959)	(1,153)
Net income on tax-credit investments	(O+P)	1,652	658

Intangible amortization	(Q)	$3,615	$3,857
Fully taxable equivalent income adjustment	(R)	5,850	4,799

(1) Starting March 31, 2023, fair value adjustments on securities are included in operating income.

(2) Non-GAAP financial measure.

(3) Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.

(4) Amortization of intangible assets is adjusted assuming a 27% marginal tax rate.

(5) The tax benefit is the direct reduction to the income tax provision due to tax credit investments.

(6) The non-interest income amortization is the reduction to the tax-advantaged investments and are incurred as the tax credits are generated.